Exhibit 4.4

                         INNOTECH, INC.

                  DIRECTORS' STOCK OPTION PLAN

                 (Amended as of October 4, 1996)




Section 1.  Definitions

          As used herein, the following terms shall be defined as set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

          (c) "Company" means Innotech, Inc., a corporation organized under the laws of the State of Delaware.

          (d) "Date of Grant" means each date an Eligible Director receives an Option hereunder.

          (e) Fair Market Value: As said term is used in the Plan, the "Fair Market Value" of a share of Stock on any day means: (i) if the principal market for the Stock is The New York Stock Exchange, any other national securities exchange or the Nasdaq National Market, the closing sales price of the Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (ii) if the principal market for the Stock is not a national securities exchange and the Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Stock on such day as quoted on such System, or (iii) if the principal market for the Stock is not a national securities exchange and if the Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i), (ii) and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Company by any method which it deems to be appropriate. The determination of the Company shall be conclusive as to the Fair Market Value of the Stock.

          (f) "Eligible Director" means any Director of the Company who is not an employee of the Company or its affiliates, who has not within one year immediately preceding the determination of such director's eligibility received any award under any other plan of the Company or its affiliates (other than any other plan under which participants' entitlements are governed by the provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934, as amended) and who is an "outside director" as defined in Regulation Section 1.162-27(e)(3) promulgated under the Code.

          (g) "Option" means an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Section 5 hereof.

          (h) "Optionee" means an Eligible Director to whom an Option has been granted hereunder.

          (i) "Option Price" means the price at which an Optionee may purchase a share of Stock as provided in Section 5.2 hereof.

          (j)  "Plan" means the Innotech, Inc. Directors' Stock
Option Plan, the terms of which are set forth herein.

          (k) "Qualified Domestic Relations Order" shall have the meaning assigned to such term under the Code and the regulations promulgated thereunder.

          (l) "Stock" means the common stock, par value $.001 per share, of the Company.

          (m) "Stock Option Agreement" means an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

          (n) "Stockholders" means the holders of outstanding shares of Stock of the Company.


Section 2.       The Plan

          2.1. Name. This Plan shall be known as the "Innotech, Inc. 1995 Directors' Stock Option Plan".

          2.2. Purpose. The purpose of the Plan is to advance the interests of the Company and its Stockholders by affording Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them with additional incentives to achieve the growth objectives of the Company.

          2.3. Effective Date. This Plan was adopted and approved by the Stockholders of the Company on December 21, 1995. The Plan was adopted by the Board of Directors of the Company on December 19, 1995, and the Plan became effective on the date of a closing of an initial public offering of shares of Stock (the "Effective Date").

          2.4. Termination Date. The Plan shall terminate and no further Options shall be granted hereunder on or after the tenth anniversary of the Effective Date of the Plan.

          2.5. Administration of the Plan. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Options, the number of shares of Stock subject to any Option, the purchase price thereunder or the timing of grants of Options under the Plan. The determination of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.


Section 3.  Participants

          Each Eligible Director shall participate in the Plan, provided that he or she is elected to a regular term as a member of the Board of Directors of the Company at an Annual Meeting of Stockholders, or any adjournment thereof.

Section 4.  Shares of Stock Subject to Plan

          4.1. Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 100,000 shares of Stock. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, the shares of Stock with respect to which an Option has been exercised shall not again be available for the grant of an Option hereunder. If any shares of Stock underlying an Option cease to be subject to such Option, or if any Option is forfeited or otherwise terminates without the shares of Stock underlying such Option being issued, such shares shall again be available for distribution in connection with future grants under the Plan.

          4.2. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan participant or a regular cash dividend), Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and Option exercise price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate in order to prevent dilution or enlargement of rights, provided that the number of shares subject to any award shall always be a whole number.

          The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Section 4 shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.


Section 5.  Options

          5.1. Option Grant, Number of Shares and Agreement. Each Eligible Director shall automatically be granted an Option to purchase 5,000 shares of Stock on the date (i) an Eligible Director is initially elected to the Board (after the Effective Date) and
(ii) for each respective fiscal year of the Company thereafter during which an Eligible Director continues to be an Eligible Director, the earlier of: (A) each June 30, or (B) the date on which the Stockholders of the Company shall elect directors at an Annual Meeting of such Stockholders or any adjournment thereof.
An Eligible Director who shall have been elected to the Board prior to the Effective Date of the Plan shall first be granted an Option hereunder on the first date after the Effective Date on which the Stockholders of the Company shall elect directors at an Annual Meeting of such Stockholders or any adjournment thereof. Each Option granted hereunder shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration and time of exercise and the Option Price. The terms and conditions of the Stock Option Agreement shall be consistent with the Plan. The Options granted hereunder are not intended to qualify under Section 422 of the Code.

          5.2. Option Price. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on its Date of Grant.

          5.3. Exercise Period. The period for the exercise of each Option shall expire on the tenth anniversary of the Date of Grant.

          5.4. Option Exercise.

          (a) Any Option granted under the Plan shall become exercisable in full on the first anniversary of the Date of Grant with respect to such Option, provided that the Eligible Director has not voluntarily resigned, or been removed "for cause," as a member of the Board of Directors on or prior to the first anniversary of the Date of Grant. An Option shall remain exercisable after the first anniversary of the Date of Grant at all times during the Exercise Period, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

          (b) An Option may be exercised at any time or from time to time during the Exercise Period as to any or all full shares which have become exercisable in accordance with this Section 5.4, but not as to less than 100 shares of Stock unless the remaining shares of Stock that are so exercisable are less than 100 shares of Stock. The Option Price is to be paid in full in cash upon the exercise of the Option. The Optionee shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to the Optionee upon the exercise of his or her Option.

          (c) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option Price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash the full amount of any federal, state and local withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

          (d) At the discretion of the Board, the Stock Option Agreement may provide that an Option granted under the Plan may be exercised with respect to a specified number of shares of Stock by written notice of exercise to the Company stating that (i) the Option Price for the shares and any withholding tax due thereon will be paid to the Company directly by a broker-dealer designated by the Optionee and irrevocable instructions to such effect have been furnished by the Optionee to such broker-dealer; and (ii) an advice from the broker-dealer confirming payment to the Company will be promptly delivered to the Company. The exercise of any such Option shall be irrevocable at the time of notice to the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to the exercise of the Option until the Company has confirmed the receipt of good and sufficient funds in payment of the Option Price therefor.

          5.5. Non-transferability of Option. Options may not be transferred by an Optionee otherwise than by will, the laws of descent and distribution, or by a Qualified Domestic Relations Order. During the lifetime of an Optionee, an Option may be exercised only by the Optionee (or by his or her guardian or legal representative, should one be appointed) or by his or her spouse to whom the Option has been transferred pursuant to the terms of a Qualified Domestic Relations Order. In the event of the death of an Optionee, any Option held by an Optionee may be exercised by the legatee(s) or other distributee(s) or by the personal representative of the Optionee.

          5.6. Listing and Registration. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange, stock market or quotation system or under any state, federal or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares of Stock thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

Section 6.  Stock Certificates

          The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal and contractual requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the Optionee in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

Section 7.  Termination and Amendment of the Plan

          7.1. Termination.   The Board may, at any time, terminate
the Plan.

          7.2. Amendment. The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of the Stockholders: (a) increase the number of shares of Stock which may be purchased pursuant to Options hereunder, either individually or in the aggregate, except as permitted by Section 4.2 hereof; (b) change the requirement of Section 5.2 hereof that Options be priced at Fair Market Value, except as permitted by Section 4.2 hereof; (c) modify in any respect the class of individuals who constitute Eligible Directors or (d) materially increase the benefits accruing to Optionees hereunder. The provisions of Sections 5.1 and 5.2 hereof may not be amended more often than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules under either such statute.

Section 8.  Relationship to Other Compensation Plans

          The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plans for directors of the Company.

Section 9.  Miscellaneous


          9.1. Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

          9.2. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          9.3. Headings etc., No Part of Plan. Headings of articles and paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

          9.4. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

          9.5. Compliance with Section 16 of the Securities Exchange Act of 1934. As of October 4, 1996, the Plan shall be governed by the provisions of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended by Release Number 34-37260, and shall not be subject to the phase-in period for such amendment after such date.

As of October 4, 1996